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                                                                   Exhibit 10.8



                          BENTLEY SYSTEMS, INCORPORATED

                             1995 STOCK OPTION PLAN

                (AS AMENDED AND RESTATED EFFECTIVE MARCH 4, 1996)
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                                Table of Contents

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                                                                               Page
                                                                               ----
1.       Purpose.............................................................     1

2.       Administration......................................................     1

3.       Eligibility.........................................................     2

4.       Stock...............................................................     3

5.       Granting of Options.................................................     3

6.       Terms and Conditions of Options.....................................     4

7.       Option Agreements -- Other Provisions...............................    11

8.       Capital Adjustments.................................................    12

9.       Amendment or Discontinuance of the Plan.............................    13

10.      Absence of Rights...................................................    14

11.      Indemnification of Board and Committee..............................    14

12.      Company's Right of First Refusal and Right to Repurchase Common
         Stock; Proxy or Voting Agreement....................................    15

13.      Application of Funds................................................    17

14.      No Obligation to Exercise Option....................................    17

15.      Termination of Plan.................................................    17

16.      Governing Law.......................................................    18

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                          BENTLEY SYSTEMS, INCORPORATED

                             1995 STOCK OPTION PLAN

                (AS AMENDED AND RESTATED EFFECTIVE MARCH 4, 1996)


                  WHEREAS, Bentley Systems, Incorporated, a Delaware corporation (the "Company") desires to amend and restate the Bentley Systems, Incorporated 1995 Stock Option Plan (the "Plan");

                  NOW, THEREFORE, effective as of March 4, 1996, the Plan is hereby amended and restated as follows:

         1. Purpose. The Plan is intended to provide a means whereby the Company may, through the grant of stock options (the "Options") to officers and other key employees of the Company and its Subsidiaries ("Key Employees"), attract and retain such Key Employees and motivate them to exercise their best efforts on behalf of the Company and of its Subsidiaries. Any Option granted under the Plan is intended to be a nonqualified stock option (i.e., an option which does not qualify as an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code")).

                  For purposes of the Plan, a "Subsidiary" shall mean a "subsidiary corporation" of the Company, as defined in section 424(f) of the Code. Further "Stockholders' Agreement" shall mean that Stockholders' Agreement, dated June 11, 1987, entered into by (a) the Company, (b) its corporate stockholders at that time -- Intergraph Corporations and Tensor Technology, Inc., and (c) four of its individual stockholders -- Barry J. Bentley, Keith A. Bentley, Richard P. Bentley, and Raymond B. Bentley, as it may be amended from time to time.

         2. Administration. Where authorized by the Company's Board of Directors, the Plan shall be administered by the Company's Stock Option Committee (the "Committee"), consisting of at least two directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors (the "Board"). Where the Board has not authorized a Committee to administer the Plan, the Plan shall be administered by the Board (and all references in this Plan to the "Committee" shall be construed as referring to the "Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company. Except as permitted under section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder, on and after the date the Company completes a public offering of its Common Stock under the Securities Exchange Act of 1933 (the "Public Offering Date") no member of the Committee shall have been granted Options pursuant to the Plan or options or equity securities (within the meaning of Rule 16a-1(d) under the Exchange
Act) pursuant to any other plan of the Company or of any of its affiliates, as defined in or under the Exchange Act, at any time during the period commencing with the date which is one year prior to the date the member's service on the Committee began and ending on the date which is one day after the date on which the member's service on the Committee ceased.

                  The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under or in connection with the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.

                  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         3. Eligibility. The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees, including any

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directors who also are officers or key employees of the Company and/or of a
Subsidiary, but excluding the following individuals: Barry J. Bentley, Gregory Bentley, Keith A. Bentley, Raymond B. Bentley, and Richard P. Bentley. More than one Option may be granted to a Key Employee under the Plan.

         4. Stock. Options may be granted under the Plan to purchase up to a maximum of 500 shares of the Company's $.01 par value common stock ("Common Stock"), subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable. Options may be granted to purchase full and/or fractional shares; accordingly, full and fractional shares are issuable under the Plan. If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's surrender thereof) without having been exercised, the full and fractional shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option.

         5. Granting of Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted. In making any determination as to whether a Key Employee shall be granted an Option and as to the number of shares to be covered by the Option, the Committee shall take into account the duties of the Key Employee, his present and potential contributions to the success of the Company or a Subsidiary, the tax implications to the Company and the Key Employee of any Options granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

         6. Terms and Conditions of Options. The Options granted pursuant to

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the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan, as the Committee shall deem desirable --

                  (a) Number of Shares. The Option shall state the number of shares to which the Option pertains.

                  (b) Price. The Option shall state the Option price which shall be determined and fixed by the Committee in its discretion but, except as provided in paragraph (e) below, shall not be less than the higher of 75 percent of the fair market value of the optioned shares of Common Stock on the date the Option is granted, or the par value thereof.

                  The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be --

                           (1) the mean between the highest and lowest quoted
selling price, if there is a market for, and sales of, the Common Stock on a registered securities exchange or on an over-the-counter market, on the date of grant;

                           (2) the weighted average of the means between the
highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

                           (3) the mean between the bid and asked prices, as
reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

                           (4) if subparagraphs (1) through (3) are not
applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

Where the fair market value of the optioned shares of Common Stock is determined under subparagraph (2) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg. Section 20.2031-2(b)(1).

                  (c) Term. Subject to earlier termination as provided in paragraphs (f), (g), and (h) below and in Section 8 hereof, the term of each Option shall be not more than ten years from the date of grant.

                  (d) Exercise. Options shall be exercisable in such installments and on such dates, not earlier than six months after the date of grant, as the Committee may specify. Notwithstanding the foregoing, Options granted pursuant to paragraph (e) below shall be exercisable in accordance with the terms of paragraph (e). The Committee may accelerate the exercise date of any outstanding Options (including, without limitation, the six-month exercise date referred to above), in its discretion, if it deems such acceleration to be desirable. Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of full and/or fractional shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares.

                  The Option price shall be payable --

                           (1) in cash or its equivalent;

                           (2) in the discretion of the Committee, in shares of
Common Stock previously acquired by the Key Employee; provided that such shares have been held by the Key Employee for a period of more than one year on the date of exercise; or

                           (3) in the discretion of the Committee, in any
combination of subparagraphs (1) and (2) above.

                  In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of exercise of the Option, as such "fair market value" is determined in paragraph (b) above, of the Common Stock so surrendered in payment of the Option price.

                  (e) Options in Substitution of SAR Shares or Settlement
Amount.

                           (1) Payment of Settlement Amount. Effective with the
Company's adoption of the Bentley Systems, Incorporated 1995 Stock Appreciation Rights Plan (the "SAR Plan") on August 7, 1995 and notwithstanding any other provision of this Plan, after the termination or expiration of the Stockholders' Agreement, the Committee may grant Options in payment of all or any portion of a Settlement Amount. Such Options shall have an aggregate exercise price on the Settlement Date equal to the aggregate value of the SAR Shares on the date the SAR Share Award was granted; shall have a term of not less than one nor more than five years; and shall be granted in the ratio of an Option for one share of Common Stock for every 2,000 SAR Shares being paid with Options. The Options shall be exercisable at any time during their term and shall otherwise be subject to all of the terms and conditions of this Plan. As used herein, the terms "Settlement Amount," "Settlement Date," "SAR Shares," and "Award" shall all have the same meanings as such terms under the SAR Plan.

                           (2) Substitution for SAR Shares. At any time after
the termination or expiration of the Stockholders' Agreement, Options subject to all of the terms and conditions of this Plan may be granted in place of SAR Shares awarded under the SAR Plan, in the ratio of an Option for one share of Common Stock for each 2,000 SAR Shares. In the event an Option is substituted for SAR Shares, the aggregate exercise price of such Option shall equal the aggregate value, on the date such SAR Shares were awarded, of the SAR Shares for which the Option is substituted, and the term of such Option shall be not less than one nor more than five years. The Key Employee shall be immediately vested in the Option to the same extent that he was vested in the SAR Shares for which the Option is substituted and shall continue to vest in the Option at the same rate that he would have vested in the SAR Shares for which the Option is substituted. Any SAR Shares for which an Option is substituted shall be cancelled as of the date of the substitution.

                  (f) Termination of Employment. If a Key Employee's employment by the

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Company (and Subsidiaries) is terminated by either party prior to the expiration date fixed for his Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of (i) the expiration date specified in such Option;
or (ii) (A) in the case of the Key Employee's voluntary termination or in the case of a termination for Cause, the date of such termination of employment or
(B) otherwise, 90 days after such termination of employment. For this purpose, "Cause" shall mean (i) the Key Employee's failure to perform the duties of his position, provided such failure has a material, adverse effect on the Company or any Subsidiary; (ii) the Key Employee's misappropriation of any assets of the Company or any Subsidiary; (iii) the Key Employee's drunkenness or misuse of drugs while performing services for the Company or any Subsidiary; or (iv) the Key Employee's being convicted of a misdemeanor, the penalty for which is imprisonment for more than one year, or a felony.

                  (g) Exercise upon Disability of Key Employee. If a Key Employee becomes disabled (within the meaning of section 22(e)(3) of the Code) during his employment and, prior to the expiration date fixed for his Option, his employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of (i) the expiration date specified in such Option, or
(ii) one year after such termination of employment. In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

                  (h) Exercise upon Death of Key Employee. If a Key Employee dies during his employment, and prior to the expiration date fixed for his Option, or if a Key Employee whose employment is terminated for any reason, dies following his termination of employment but prior to the earlier of (i) the expiration date fixed for his Option, or (ii) the expiration of the period determined under paragraphs (f) and (g) above such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion; except that, subject to Section 8 hereof, such accelerated termination date shall not be earlier than one year, nor later than three years, after the date of death.

                  (i) Exercise Upon Change in Control. Notwithstanding any other provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control. In the event of a Change in Control in which outstanding Options are not assumed by the surviving entity, the Committee shall terminate all outstanding Options on at least seven days' notice. Any such Option which is to be so terminated may be exercised up to, and including the date immediately preceding such termination. With respect to any such Option which is to be so terminated but which is not exercised prior to its termination, the Committee shall cause the Company to pay to each Key Employee an amount in cash with respect to each full and/or fractional share of Common Stock to which his unexercised Option pertains. Such cash amount shall be equal to the difference between the Option price and the fair market value, as determined by the Committee in accordance with paragraph (b) above, of the full and fractional shares of Common Stock to which the Key Employee's unexercised Option pertains.

                           (1) Except as provided in subparagraph (2) below,
"Change in Control" shall be deemed to have taken place if:

                                    (A) any person, including a group but
excluding the

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Company or any stockholder of the Company as of March 4, 1996, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company;

                                    (B) there occurs any cash tender or exchange
offer for shares of the Company, merger or other business combination, or sale of assets, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; or

                                    (C) during any period of two consecutive
calendar years beginning after the date of the initial public offering of the Common Stock, members of the Incumbent Board cease for any reason to constitute a majority of the Board; for this purpose, the "Incumbent Board" shall consist of the individuals who at the beginning of such period constitute the entire Board and any new director -- other than a director (i) designated or nominated by, or affiliated with, a person who has entered into an agreement with the Company to effect a transaction described in (B) above, or (ii) who initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest -- whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

                           (2) Notwithstanding subparagraph (1) above, if any of
the events listed in subparagraph (1) above occurs solely as a consequence of the sale by Intergraph Corporation of all or a portion of its interest in the

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Company, such event shall not constitute a Change in Control.

                           (3) As used in subparagraphs (1) and (2) above, the
terms "person" and "beneficial owner" have the same meanings as such terms under section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

                  (j) Non-Transferability. No Option shall be assignable or transferable by the Key Employee other than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the Option shall be exercisable only by him or by his guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

                  (k) Rights as a Stockholder. A Key Employee shall have no rights as a stockholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares.

                  (l) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company or by the Key Employee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                  (m) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state or local tax withholding requirements.

                  If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit the Key Employee to satisfy the minimum federal withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company). The Company may not withhold shares in excess of the number necessary to satisfy the minimum federal tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this paragraph, at their fair market value on the date the amount attributable to the exercise of the Option is includable in income by the Key Employee under section 83 of the Code (the "Determination Date").

                  If shares of Common Stock acquired by the exercise of an option under this Plan or a similar plan are used to satisfy such withholding requirement, such shares must have been held by the Key Employee for more than one year on the Determination Date.

         7. Option Agreements -- Other Provisions. Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan, as the Committee shall deem advisable. Each Key Employee shall enter into, and be bound by, an Option Agreement.

         8. Capital Adjustments. The number of shares which may be issued under the Plan, as stated in Section 4 hereof, the ratio of shares to SAR Shares stated in Section 6(e) and Section 12(c) hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the ratio of shares to SAR Shares or the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Key Employees, and preserve, without exceeding, the value of SAR Shares and Options.

                  In the event of any recapitalization, merger, consolidation, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, liquidation, or any distribution to holders of Common Stock other than stock dividends or cash dividends, the Committee shall, in its sole and absolute discretion, have the right to make appropriate adjustments to the ratio of shares to SAR Shares stated in Section 6(e) and Section 12(c) hereof.

                  In the event of a corporate transaction such as a merger or consolidation, acquisition of property or stock, reorganization, or liquidation in which the Company is not the surviving corporation, each outstanding Option shall be assumed by the surviving or successor corporation. In the event of a proposed corporate transaction in which each outstanding Option is not assumed by the surviving or successor corporation, the Committee shall terminate all the outstanding Options upon at least seven days' notice. Any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. With respect to any such Option which is to be so terminated but which is not exercised prior to its termination, the Committee shall cause the Company to pay to each Key Employee an amount in cash with respect to each full and/or fractional share of Common Stock to which his unexercised terminated Option was exercisable immediately before termination. Such cash amount shall be equal to the difference between the Option price and the value, as determined by the Committee, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction.

                  The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction. Further, as provided in Section 7(d) hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

         9. Amendment or Discontinuance of the Plan

                  (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever; except that, on or after the Public Offering Date (as defined in Section 2 hereof), without the approval of the stockholders (given in the manner set forth in paragraph (b) below) --

                           (1) any requirement as to eligibility for
participation in the Plan by directors and officers, within the meaning of Rule 16a-1(f) under the Exchange Act (hereinafter referred to as "Officers") shall not be materially modified;

                           (2) the maximum number of shares of Common Stock with
respect to which Options may be granted to Officers shall not be materially increased; and

                           (3) the benefits accruing to employees participating
in the Plan shall not be materially increased.

                  (b) Manner of Stockholder Approval. The approval of stockholders must be by a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

         10. Absence of Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his rights shall be only such as are provided by the Option Agreement.

                  Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with a Key Employee, the Company and any Subsidiary shall have the right, in its discretion but subject to any employment contract entered into with the Key Employee, to retire the Key Employee at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

         11. Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Subsidiary, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf.

         12. Company's Right of First Refusal and Right to Repurchase Common Stock; Proxy or Voting Agreement. Any shares of Common Stock issued pursuant to the exercise of Options that were granted under this Plan, including Options granted pursuant to Section 6(e) hereof, shall be subject to this Section 12 until the Public Offering Date. Common Stock certificates issued on behalf of a Key Employee may include a legend setting forth restrictions on transfer and any other legend required by the Committee.

                  (a) Proxy or Voting Agreement. The Committee may condition the issuance of shares of Common Stock to a Key Employee or a Key Employee's beneficiary on the Key Employee or beneficiary's entering into a proxy or voting agreement with the Company with respect to such shares of Common Stock.

                  (b) Company's Right of First Refusal. Key Employees and beneficiaries shall not sell or otherwise transfer, or pledge or otherwise encumber (collectively, "Transfer"), whether voluntarily or by operation of law, any shares of Common Stock except in accordance with the terms and conditions of this paragraph (b). Any Transfer in violation of this paragraph (b) shall be null and void and of no force and effect.

                  A Key Employee (or, if applicable, beneficiary) shall give the Company not fewer than 15 calendar days prior written notice of any proposed Transfer of shares of Common Stock to a third party (a "Transferee") (other than a Transfer in the initial registered underwritten public offering of the Common Stock), identifying the Transferee and the consideration, if any, to be paid for the shares. If the Company objects to such proposed Transferee, it shall so notify the Key Employee (or beneficiary). If the Key Employee (or beneficiary) still desires to effect the Transfer to such Transferee, the Key Employee (or beneficiary) shall so notify the Company, and the Company shall have the right, exercisable by notice to the Key Employee (or beneficiary) within 15 calendar days following its receipt of notice from the Key Employee (or beneficiary) of the Key Employee's (or beneficiary's) continued intention to make the Transfer, to repurchase the shares intended to be Transferred by

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the Key Employee (or beneficiary). The purchase price to be paid to the Key
Employee (or beneficiary) upon any such repurchase shall be a cash amount equal to the cash consideration the Key Employee (or beneficiary) would have received from the proposed Transferee upon such Transfer, or, if the proposed Transfer was to be without consideration or for a consideration other than cash, the per share purchase price to be paid to the Key Employee (or beneficiary) shall be determined as described in Part C of this Article.

                  Closing with respect to the repurchase of such shares of Common Stock shall take place at the Company's principal office not more than 30 calendar days following the later of (i) the date of the Company's notice of its intention to repurchase the shares intended to be Transferred by the Key Employee (or beneficiary) or (ii) the date on which the value of the shares has been determined. The purchase price of such shares shall be paid in cash, by check or by wire transfer.

                  (c) Company's Right to Repurchase Common Stock. Upon termination of the Key Employee's employment with the Company and Subsidiaries by reason of death, disability, voluntary resignation, or discharge for Cause (as defined in Section 6(e) hereof), the Company shall have the right, but not the obligation, to purchase all, or any whole number of shares less than all, of the shares of Common Stock then owned by the Key Employee or the Key Employee's beneficiary (the "Repurchase Right"). The per share purchase price of the shares pursuant to the Repurchase Right, or pursuant to the last sentence of the second paragraph of paragraph (b) above, shall be determined by dividing the Company's fair market value (as determined in accordance with Exhibit A to the SAR Plan) by the total number of outstanding shares of Common Stock and Common Stock equivalents (i.e., the total number of SAR Shares divided by 2,000, and the total number of shares subject to outstanding options), all determined at the time described below. The Repurchase Right shall expire 45 calendar days after the Key Employee's termination of employment with the Company, unless the Company has given written notice to the Key Employee (or the Employee's beneficiary) of its exercise of the

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Repurchase Right, prior to the expiration of such 45-day period.

                  For purposes hereof, both the Company's fair market value and the total number of outstanding shares of Common Stock and Common Stock equivalents shall be determined (i) in the case of an exercise of a Repurchase Right under this paragraph (c), as of the date the Company gives the Key Employee (or beneficiary) written notice of its exercise of the Repurchase Right, or (ii) in the case of an exercise of a Repurchase Right in connection with a proposed Transfer of Shares under paragraph (b) above, as of the date the Company gives the Key Employee written notice of its exercise of such repurchase right under paragraph (b). Such notice shall be deemed given as of the earlier of the date it is personally delivered by the Company to the Key Employee or the date it is mailed to the Key Employee's last known address by certified U.S. mail, return receipt requested.

                  Closing with respect to any such repurchase of shares of Common Stock by the Company pursuant to this paragraph (c) shall be held as described in paragraph (b) above.

         13. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

         14. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Key Employee to exercise such Option.

         15. Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on March 28, 2005, which date is within 10 years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options

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issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

         16. Governing Law. The laws of the State of Delaware shall govern the operation of, and the rights of Key Employees under, the Plan, and Options granted thereunder.



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